Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Reports Full-Year Net Revenue of $10.4 Million, a 22% Year-Over-Year Increase and
Fourth Quarter Net Revenue of $2.8 Million, an 18% Year-Over-Year Increase;
Reaffirms Fiscal Year 2022 Guidance of $13.0 Million to $13.5 Million in Annual Revenue

SOUTH ORANGE, NJ, February 23, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

Financial Highlights

Fourth Quarter Ended December 31, 2021 – Water Filtration Business Segment

●	Net revenue was $2.7 million, compared with $2.3 million in 2020, up 16%
●	Operating loss was ($0.7 million), compared to ($0.3 million) in 2020
●	Adjusted Operating Loss was ($64,000), compared with ($10,000) in 2020

Fourth Quarter Ended December 31, 2021 – Consolidated

●	Net revenue was $2.8 million, compared with $2.3 million in 2020, up 18%
●	Net loss was ($1.0 million), compared with ($0.8 million) in 2020, up 37%
●	Adjusted EBITDA was ($0.4 million), compared with ($0.5 million) in 2020

Year-End 2021 – Water Filtration Business Segment

●	Net revenue was $10.2 million, compared with $8.5 million in 2020, up 20%
●	Operating loss was ($2.9 million), compared with a net loss of ($2.0 million) in 2020
●	Adjusted Operating Loss was ($1.3 million) in 2021 and 2020

Year-end 2021 – Consolidated

●	Net revenue was $10.4 million, compared with $8.6 million in 2020, up 22%
●	Net loss was ($3.9 million), compared with ($4.5 million) in 2020, down 15%
●	Adjusted EBITDA was ($2.6 million), compared with ($3.6 million) in 2020

“We are pleased to report that Nephros delivered four consecutive quarters of year-over-year growth averaging 19%, ending the year at a new revenue record for the company,” said Andy Astor, President and Chief Executive Officer of Nephros. “Looking forward to 2022, we believe our recent investments into a scalable sales and marketing infrastructure, along with the expected retreat of COVID-19 to endemic state, will bring our growth rates even higher, as evidenced by our recent revenue guidance of $13.0-13.5 million, or 25-30% growth.”

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Financial Performance for the Fourth Quarter and Year Ended December 31, 2021

Net revenue for the year ended December 31, 2021 was $10.4 million, compared with $8.6 million in 2020, an increase of 22%. Net revenues for the fourth quarter of 2021 were $2.8 million, compared with $2.3 million in the fourth quarter of 2020, an increase of 18%.

Cost of goods sold for the year ended December 31, 2021 was $4.7 million, compared with $3.6 million in 2020, an increase of 28%. Cost of goods sold for the fourth quarter of 2021 was $1.3 million, compared with $1 million in the fourth quarter of 2020, an increase of 26%.

Gross margins for the year ended December 31, 2021 were 55%, compared with 57% in 2020. Gross margins for the fourth quarter of 2021 were 53%, compared with 56% in the fourth quarter of 2020.

Selling, general and administrative expenses for the year ended December 31, 2021 were $7.7 million, compared with $6.5 million in 2020, an increase of 19%. Selling, general and administrative expenses for the fourth quarter of 2021 were approximately $2 million compared with approximately $1.4 million in the fourth quarter of 2020, an increase of 44%.

Research and development expenses for the year ended December 31, 2021 were $2.2 million, compared with $2.8 million in 2020, a decrease of 21%. Research and development expenses for the fourth quarter of 2021 were $0.5 million, compared with $0.6 million in the fourth quarter of 2020, a decrease of 19%.

Depreciation and amortization expenses for the year ended December 31, 2021 were approximately $202,000, compared with approximately $192,000 in 2020, an increase of 5%. Depreciation and amortization expenses for the fourth quarter of 2021 were approximately $51,000, compared with approximately $50,000 in the fourth quarter of 2020, an increase of 2%.

Net loss for the year ended December 31, 2021 was ($3.9 million), compared with a net loss of ($4.5 million) in 2020, a 15% decrease in loss. Net loss for the fourth quarter of 2021 was approximately ($1 million), compared with a net loss of approximately ($0.8 million) in the fourth quarter of 2020, a 37% increase.

Adjusted EBITDA for the year ended December 31, 2021 was ($2.6 million), compared with ($3.6 million) in 2020, a 29% decrease. Adjusted EBITDA for the fourth quarter 2021 was approximately ($0.4 million), compared with approximately ($0.5 million) in the fourth quarter of 2020, a 11% decrease.

As of December 31, 2021, Nephros had cash and cash equivalents of approximately $7.0 million.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Water Filtration Adjusted Operating Loss Definition and Reconciliation to GAAP Financial Measures

Water Filtration Adjusted Operating Loss is calculated by taking operating loss calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Water Filtration Adjusted Operating Loss to operating loss, the most directly comparable GAAP financial measure for segment reporting, for the 2021 and 2020 fiscal years:

Water Filtration

(unaudited)

2021	Three Month Period Ended				Annual
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	Totals

Operating loss	$(634)	$(875)	$(755)	$(670)	$(2,934)

Adjustments:
Depreciation of property and equipment	7	7	7	16	37
Amortization of other assets	46	48	46	74	214
Non-cash stock-based compensation	265	269	257	422	1,213
Other non-cash items	5	24	90	94	213

Adjusted EBITDA	$(311)	$(527)	$(355)	$(64)	$(1,257)

2020	Three Month Period Ended				Annual
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	Totals

Operating loss	$(548)	$(852)	$(311)	$(285)	$(1,996)

Adjustments:
Depreciation of property and equipment	5	6	7	7	25
Amortization of other assets	45	45	46	47	183
Change in FV of contingent consideration	(42)	-	(187)	-	(229)
Non-cash stock-based compensation	190	166	160	200	716
Other non-cash items	11	12	2	21	46

Adjusted EBITDA	$(339)	$(623)	$(283)	$(10)	$(1,255)

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Consolidated Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Consolidated Adjusted EBITDA is calculated by taking net loss calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Consolidated Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for the 2021 and 2020 fiscal years:

	Consolidated (unaudited)
2021	Three Month Period Ended				Annual
Consolidated	3/31/2021	6/30/2021	9/30/2021	12/31/2021	Totals

Net loss	$(537)	$(1,126)	$(1,163)	$(1,041)	$(3,867)

Adjustments:
Depreciation of property and equipment	7	8	7	16	38
Amortization of other assets	46	48	46	74	214
Interest expense	13	11	10	7	41
Interest income	(3)	(3)	(2)	(2)	(10)
Non-cash stock-based compensation	276	281	268	434	1,259
Other non-cash items	5	24	90	97	216
PPP Loan Forgiveness	(482)	-	-	-	(482)

Adjusted EBITDA	$(675)	$(757)	$(744)	$(415)	$(2,591)

2020	Three Month Period Ended				Annual
Consolidated	3/31/2020	6/30/2020	9/30/2020	12/31/2020	Totals

Net loss	$(1,098)	$(1,657)	$(1,012)	$(759)	$(4,526)

Adjustments:
Depreciation of property and equipment	5	6	7	7	25
Amortization of other assets	45	45	46	47	183
Interest expense	43	30	22	15	110
Interest income	(1)	(4)	(3)	(3)	(11)
Change in FV of contingent consideration	(42)	-	(187)	-	(229)
Non-cash stock-based compensation	222	179	172	206	779
Other non-cash items	11	12	2	21	46

Adjusted EBITDA	$(815)	$(1,389)	$(953)	$(466)	$(3,623)

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net loss, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net loss and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm Eastern Time

Nephros will host a conference call today at 4:30pm ET, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the following number to access the call: 1 (844) 808-7106. International callers may use 1 (412) 317-5285. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until March 2, 2022 at 1 (877) 344-7529 or 1 (412) 317-0088 for international callers and entering replay access code: 8949087. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros, Inc. is a company committed to improving the human relationship with water through leading, accessible technology. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management. For more information about Nephros, please visit www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected revenue for the quarter and year ended December 31, 2021, expected future revenue growth and the timing of such growth, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy.astor@nephros.com

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,973	$8,249
Accounts receivable, net	1,641	1,364
Inventory	4,795	5,304
Prepaid expenses and other current assets	225	237
Total current assets	13,634	15,154
Property and equipment, net	366	295
Lease right-of-use assets	730	1,037
Intangible assets, net	1,536	506
Goodwill	759	759
License and supply agreement, net	536	670
Other assets	89	89
TOTAL ASSETS	$17,650	$18,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured note payable	$248	$229
Accounts payable	1,334	423
Accrued expenses	444	341
Current portion of lease liabilities	364	332
Total current liabilities	2,390	1,325
Secured note payable, net of current portion	95	364
PPP loan	-	482
Equipment financing, net of current portion	4	7
Lease liabilities, net of current portion	412	759
TOTAL LIABILITIES	2,901	2,937

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2021 and 2020; no shares issued and outstanding at December 31, 2021 and 2020	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at December 31, 2021 and 2020; 10,258,444 and 9,873,006 shares issued and outstanding at December 31, 2021 and 2020, respectively	10	10
Additional paid-in capital	147,346	144,296
Accumulated other comprehensive income	64	74
Accumulated deficit	(135,725)	(131,858)
Subtotal	11,695	12,522
Noncontrolling interest	3,054	3,051
TOTAL STOCKHOLDERS’ EQUITY	14,749	15,573
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,650	$18,510

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2021 (unaudited)	2020
Net revenue:
Product revenues	$10,204	$8,453
Royalty and other revenues	200	108
Total net revenues	10,404	8,561
Cost of goods sold	4,661	3,648
Gross margin	5,743	4,913
Operating expenses:
Selling, general and administrative	7,710	6,466
Research and development	2,166	2,759
Depreciation and amortization	202	192
Change in fair value of contingent consideration	-	(229)
Total operating expenses	10,078	9,188
Loss from operations	(4,335)	(4,275)
Other income (expense):
Interest expense	(41)	(110)
Interest income	10	11
Extinguishment of PPP loan	482	-
Other income (expense), net	17	(152)
Total other income (expense):	468	(251)
Net loss	(3,867)	(4,526)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(240)	(240)
Net loss attributable to Nephros, Inc. shareholders	$(4,107)	$(4,766)

Net loss per common share, basic and diluted	$(0.41)	$(0.52)
Weighted average common shares outstanding, basic and diluted	10,017,830	9,078,549

Comprehensive loss:
Net loss	$(3,867)	$(4,526)
Other comprehensive (loss) gain, foreign currency translation adjustments	(10)	9
Comprehensive loss	(3,877)	(4,517)
Comprehensive loss attributable to noncontrolling interest	(240)	(240)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(4,117)	$(4,757)

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